EXHIBIT 10.14
AGREEMENT GRANTING MOORAGE
AND OTHER RIGHTS
     This Agreement entered into this day by and between the City of Greenville, Mississippi, a municipal corporation (“City”), acting by and through The City Council of Greenville, and Casino Gaming International, Limited, a Mississippi corporation with its principal place of business in Greenville, Mississippi (“Las Vegas Casino”).
W I T N E S S E T H:
1.
     The City of Greenville, Mississippi, is a municipality in which there is situated a harbor that is a port of entry. Further, the said City owns the concrete wharf which includes the areas described in Exhibit “1” hereto, said exhibit being attached hereto and made a part hereof by reference. Said concrete wharf and the water fronting on same are situated within reasonable and practical proximity to said harbor and/or port. The City has determined that the granting to Las Vegas Casino of the rights with respect to said portion of said wharf and the said water fronting thereon, upon the terms and conditions and with the safeguards herein stated, is needful for the convenient use of the same in the aid of commerce, for industrial use, and that said terms, conditions and safeguards are such as will best promote and protect the public interest. The terms and conditions, and the monetary moorage and user fees herein stated, have been found by the City to be adequate and have been approved by the City in an order or resolution authorizing the same.
2.
     Wherefore, premises considered, City hereby gives and grants unto Las Vegas Casino, upon the terms and conditions and for the consideration hereinafter set forth, the following described moorage and other rights.
3.
     Las Vegas Casino is hereby granted and shall have, during the term hereof, the exclusive right to moor, tie and/or affix a barge, barges and/or other facilities in the operation of a gaming establishment (including related purposes such as restaurant and beverage services), but for no other purposes, to the portion of the City lake front described in Exhibit “1” which is attached hereto and incorporated herein by reference, to include the right to affix cables and other moorage devices thereto, and to exercise all of the other rights described in said Exhibit “1”, provided that no part of any barge or vessel moored by cables or other moorage devices to the 65-foot strip herein leased may extend into said 65-foot strip, the sole purpose of this lease being to permit Las Vegas Casino to utilize said 65-foot strip for securing barge(s) and/or vessel(s) floating in Lake Ferguson offshore of the adjoining 350-foot strip; provided, further, that (1) any extension into said 65-foot strip line of any portion or attachment to a barge or vessel required by any governmental agency for safety, moorage, or similar purposes shall not be a breach of this restriction and that (2) Las Vegas Casino shall have a period of thirty (30) days after written notice from the City to cure any alleged breach of the moorage restrictions in this Paragraph 3.
4.
     The term of this Agreement shall commence on the 1st day of July, 1993, with rent to commence on April 1, 1994, being the first day of the month in which the Las Vegas Casino opened for business, and end at midnight on the 30th day of June, 1998. At the expiration of the original term, Las Vegas Casino shall have the option of three (3) additional five (5) year option terms, to be renewed automatically, unless written notice of termination is given to City by Las Vegas Casino sixty (60) days prior to the expiration date of the then existing term. If Las Vegas Casino shall permanently cease to operate a gaming establishment and removes its casino vessel(s) from the Greenville waterfront, then, subject to the provisions of Paragraph 8, this Agreement may be terminated by City upon giving 30 days written notice to Las Vegas Casino.
5.
     As moorage and user fees for the rights herein granted, Las Vegas Casino hereby agrees to pay City the sum of $900.00 per month payable in advance on the 1st day of April, 1994, and on the 1st day of each month thereafter during the original term of this Agreement. Such fees for each option term hereunder shall be subject to a cost of living increase to be based on the Consumer

Price Index using July, 1993, as the base period.
6.
     As part of the consideration for this Agreement, Las Vegas Casino may and shall construct and install utility lines and facilities, and water and sewer lines, to City’s specifications, on and across the City’s concrete wharf and across the levee, and to connect Las Vegas Casino’s gaming establishment to City’s water and sewer system. Upon completion of said water and sewer improvements and the approval thereof by City, the said water and sewer lines shall be conveyed by Las Vegas Casino to City at no cost, and City agrees to thereafter maintain the same as part of its water and sewer system.
7.
     Las Vegas Casino, as a material part of the consideration herein, hereby waives all claims against City for damages to goods, equipment or merchandise or other items of personal property, and for injuries to persons, including death, arising out of Las Vegas Casino’s exercise of its rights herein granted. Las Vegas Casino hereby agrees to hold City exempt and harmless from any loss, damage, expense or injury, including death, to any person, or to the goods, equipment, merchandise or property of any person or persons arising from the exercise of the rights herein granted by City. Las Vegas Casino further agrees that it will at all time during the term of this Agreement or any option term hereunder, at its own expense, carry and maintain public liability insurance in the limits of not less than $1,000,000.00 with City named as an additional assured therein, to protect the City from any and all claims for personal injury, including death, and property damage which may arise from Las Vegas Casino’s exercise of its rights under this Agreement. Certificates of such insurance shall be filed with City and shall be subject to City’s approval.
8.
     Las Vegas Casino shall not assign its rights under this Agreement, or any portion thereof, or grant moorage or other rights to any third party, without first obtaining the written consent of City, which consent will not be unreasonably withheld. Las Vegas Casino hereby agrees and obligates itself in the exercise of its rights hereunder to conform to and abide by any rules, regulations, restrictions or ordinances that are now or may hereafter be imposed or promulgated by City, the Greenville Port Commission and/or the Board of Mississippi Levee Commissioners. Las Vegas Casino further agrees that no illegal activity will be conducted or permitted in connection with its exercise of its rights hereunder. It is further understood and agreed that this Agreement is made subject to any rights of way or easements of the Board of Mississippi Levee Commissioners.
9.
     Any notice(s) hereunder shall be in writing, and if to Las Vegas Casino, shall be addressed as follows:
Casino Gaming International, Limited
c/o Greenville Casino Partners, L.P.
242 South Walnut Street
Greenville, Mississippi 38701

and if to the City of Greenville, shall be addressed as follows:
Mayor
City of Greenville
P. O. Box 897
Greenville, Mississippi 38702-0897
10.
     It is expressly understood and agreed by the parties hereto that the City gives and grants unto Las Vegas Casino only such interest as it has the authority to grant, if any, and City makes no representation, guaranty or warranty whatsoever to Las Vegas Casino as to City’s authority with respect to the rights herein granted.
11.
     Las Vegas Casino agrees and acknowledges that, as long as Las Vegas Casino possesses any rights hereunder to any portion of City owned property, it will not discriminate by segregation or, otherwise, against any person or persons because of race, color, religion, sex, or national origin; also, Las Vegas Casino shall not refuse to allow the public the use of the facilities herein to restrict the use of the said property herein including any and all services, privileges, accommodations, membership, and/or activities to be conducted on the said premises to any person because of race, color, religion, sex or national origin.

     EXECUTED, as of this the 30th day of August, 1996.

CASINO GAMING INTERNATIONAL, LIMITED

By:	/s/ [ILLEGIBLE]

CITY OF GREENVILLE, MISSISSIPPI

By:	/s/ [ILLEGIBLE]
STATE OF MISSISSIPPI

COUNTY OF WASHINGTON
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named
Jack B. Newton, General Manager of Casino Gaming International, Limited, a Mississippi corporation, who acknowledged that for and on behalf of said corporation as its act and deed he signed and delivered the above and foregoing Agreement on the day and year therein mentioned for the purposes therein stated, after first being authorized so to do.
     GIVEN under my hand and official seal, this, the 30th day of August, 1996.

/s/ [ILLEGIBLE]
NOTARY PUBLIC
My Commission Expires: February 8, 1999

STATE OF MISSISSIPPI
COUNTY OF WASHINGTON
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named
Paul C. Artman, Jr., who affirmed that he is the Mayor of the City of Greenville, Mississippi, and that in his capacity as same, he executed the above and foregoing Agreement on the day and year therein mentioned for the purposes therein stated, he being duly authorized so to do.
     GIVEN under my hand and official seal, this, the 4th day of September, 1996.

/s/ [ILLEGIBLE]
NOTARY PUBLIC

My Commission Expires: [ILLEGIBLE]

ORDER # 93-0391
ORDER: APPROVING THE LAS VEGAS CLUB’S REQUEST FOR ADDITIONAL 65 FEET MOORAGE RIGHTS AT THE LAKEFRONT
     Attorney Harold Duke representing the Las Vegas Casino appeared before Council requesting a lease for 65 ft. moorage rights extending north of the current Marina Lease on the City Lakefront. The lease would be $900.00 per month effective upon opening of the Casino with an initial (5) five year term with (3) three (5) five year options. On motion by Councilman Moore, seconded by Councilwoman Johnson with all members present voting AYE, Council approved request subject to the same language used for the Cotton club’s additional 85 feet Moorage Rights, Lease.
     Approve this the 23rd day of June, 1993, at a special City Council meeting of the City of Greenville, Mississippi.

/s/ Torrnie G. Jefcoat
Torrnie G . Jefcoat , City Clerk